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                                                                    Exhibit 5.1

                           [WHITE & CASE LETTERHEAD]


                                                                   May 16, 2001

Global Power Equipment Group Inc.
6120 South Yale, Suite 1480
Tulsa, Oklahoma  74136


Ladies and Gentlemen:

         We have acted as counsel to Global Power Equipment Group Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-1 (No. 333-56832) (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (1) the proposed offering and sale by the Company of 7,350,000 shares (the "Primary Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), and (2) the proposed offering and sale by stockholders of the Company named in the prospectus forming a part of the Registration Statement (the "Selling Stockholders") of up to 1,102,500 shares of Common Stock (the "Secondary Shares") upon exercise from time to time of an option to cover over-allotments granted to the Underwriters (as defined below), in each case, pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Stockholders and Credit Suisse First Boston Corp., Salomon Smith Barney Corp., Deustche Banc Alex. Brown Inc. and Raymond James & Associates, Inc., as representatives of the several underwriters listed on Schedule B thereto (the "Underwriters").

         In so acting, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such corporate documents and records of the Company, certificates of public officials and of officers of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinion hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of officers of the Company with respect to any facts material to our opinion that were not independently established.
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WHITE & CASE
LIMITED LIABILITY PARTNERSHIP



         Based upon and subject to the foregoing, we are of the opinion that the Primary and Secondary Shares have been duly and validly authorized by the Company and, when issued, delivered and paid for as contemplated by the Registration Statement and in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Certain United States Federal Income Tax Considerations for Non-United States Holders of Common Stock" and "Legal Matters" in the Prospectus which is included as a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.






                                         Very truly yours,

                                         /s/ White & Case LLP






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